UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2007

SUN CAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-126504

(Commission File Number)

81-0659377

(IRS Employer Identification No.)

700, 205 – 5th Avenue S.W., Bow Valley Square II, Calgary, Alberta T2P 2V7

(Address of principal executive offices and Zip Code)

(403) 538-4772

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The Company has recently been made aware that there have been promotional articles written in the Elite Stock-Market Advisory Newsletter and the Economic Advise Report respecting it, its operations, and predictions concerning the future price of its common stock. The Company has no relationship with the Elite Stock-Market Advisory Newsletter, the Economic Advise Report, or anyone affiliated with these entities, or the articles, past or present, and have not engaged the Elite Stock-Market Advisory, the Economic Advise Report, or any other individual to prepare such articles. The Company has also never approved, authorized or endorsed such articles. Other individuals or entities may have published similar articles regarding the Company or, going forward, may publish similar articles in the future without the Company’s knowledge, authorization or approval. Accordingly, Sun Cal’s shareholders, together with prospective investors and all persons looking to learn about the Company, its prospects, and its present and proposed operations, should not rely on such individuals, publications or articles. In evaluating the Company and its prospects, reliance should be placed on its filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN CAL ENERGY, INC.

Per: /s/ George Drazenovic

George Drazenovic

Chief Financial Officer and Director

Dated: June 14, 2007